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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------

             (Exact name of registrant as specified in its charter)

              Delaware                                   13-3692801
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  (State of incorporation or organization)     (IRS Employer Identification No.)

            390 Greenwich Street                            10013
             New York, New York
  (Address of principal executive offices)               (Zip Code)


 If this form relates to the              If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
 Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
 to General Instruction A. (c), please    to General Instruction A. (d), please
 check the following box. [x]             check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
9,000,000 TIERS(SM) Principal-Protected
    Trust Certificates,Series Nasdaq
    2000-3 with a principal amount of
     $90,000,000 (the "Certificates")              American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(SM) Principal-Protected Trust Certificates, Series Nasdaq 2000-3, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  Exhibits.

         1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

         2. By-laws, as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

         4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

         5. Form of the Preliminary Prospectus Supplement dated February 18, 2000 related to the TIERS(SM) Principal-Protected Trust Certificates, Series Nasdaq 2000-3, which was filed with the Securities and Exchange Commission on or about February 18, 2000, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                           STRUCTURED PRODUCTS CORP.
Date: March 28, 2000




                                           By:    /s/ Matthew R. Mayers
                                                  ---------------------
                                                  Authorized Signatory



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